Exhibit 3.1

FORM No. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

Seawell Limited

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed
Peter D.A. Martin Thistle House 4 Burnaby Street Hamilton, Bermuda	Yes	British	1

Cynthia Williams Thistle House 4 Burnaby Street Hamilton, Bermuda	Yes	British	1

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be exempted as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding NIL in all, including the following parcels:-

NIL

5.	The authorised share capital of the Company is US$100.00 divided into common shares of a par value of US$1.00 each.

6.	The objects for which the Company is formed and incorporated are unrestricted.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

/s/ Peter D.A. Martin	/s/ Witness
Peter D.A. Martin

/s/ Cynthia Williams	/s/ Witness
Cynthia Williams

(Subscribers)	(Witnesses)

Subscribed this 31st day of August, 2007

FORM No. 7a	Registration No. 40612

BERMUDA

CERTIFICATE OF DEPOSIT OF

MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Seawell Limited

was delivered to the Registrar of Companies on the 21st of September, 2007 in accordance with section 45(3) of the Companies Act 1981 (“the Act”).

Given under my hand and Seal of the REGISTRAR OF COMPANIES this 25th day of September, 2007 for Registrar of Companies

Capital prior to increase:	US$	100.00

Amount of increase:	US$	599,999,900.00

Present Capital:	US$	600,000,000.00

FORM No. 7a	Registration No. 40612

BERMUDA

CERTIFICATE OF DEPOSIT OF

MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Seawell Limited

was delivered to the Registrar of Companies on the 29th of September 2010 in accordance with section 45(3) of the Companies Act 1981 (“the Act”).

Given under my hand and Seal of the REGISTRAR OF COMPANIES this 4th day of October 2010 For Registrar of Companies

Capital prior to increase:	US$	600,000,000.00

Amount of increase:	US$	600,000,000.00

Present Capital:	US$	1,200,000,000.00